EXECUTION COPY

THIRD AMENDMENT AND CONSENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This THIRD AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is made and entered into as of June 30, 2013 (the “Effective Date”), by and among BREA EMERITUS LLC, a Delaware limited liability company (the “Parent”) and each of its subsidiaries signatory hereto (each an “SPE” and collectively, with the Parent, referred to herein as the “Borrowers”), Emeritus Corporation, a Washington corporation as guarantor (“Emeritus”), the Lenders party hereto (the “Lenders”), and GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), as administrative agent and collateral agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of June 1, 2011, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of October 12, 2011 and Second Amendment to Second Amended and Restated Credit Agreement, dated as January 3, 2013 (as further amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined in this Amendment have the meanings given in the Credit Agreement), whereby the Lenders committed to make certain loans and other extensions of credit to the Borrowers upon the terms and conditions set forth therein; and
WHEREAS, the Borrowers intend to payoff (the “Citrus Heights Payoff”) the Facility known as Emeritus at Citrus Heights (the “Citrus Heights Facility”); and
WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent, and the Lenders and the Administrative Agent have agreed, subject to terms and conditions set forth herein, to make certain modifications to the Credit Agreement as further set forth herein and to consent to the Citrus Heights Payoff as more specifically set forth herein; and
NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Amendments to Credit Agreement. Subject to the terms and conditions of this Amendment, from and after the Effective Date the Credit Agreement shall be amended as follows:
(a)        Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in alphabetical order:
“Debt Service” means, for any particular period, the aggregate interest, fixed principal, and other payments due during such period under the Loan and under any other permitted Debt relating to the Projects expressly approved by Administrative Agent (but not including payments applied to

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escrows or reserves required by Administrative Agent or the Lenders). In the event that Debt Service for a period of twelve (12) months (or other calculation period) is not available, Administrative Agent shall annualize the Debt Service for such period of time as is available.
“Debt Service Coverage Ratio” means the ratio of (i) annualized Net Operating Income for the Projects for a particular period, to (ii) Debt Service for such period.
(b)    Section 5.1 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof, the following:
“Section 5.1    Minimum Consolidated Project Yield. Parent shall have, as of the last day of each Fiscal Quarter for the four Fiscal Quarter period then ended during each period set forth below (other than with respect to the Fiscal Quarter ending June 30, 2011, which Consolidated Project Yield shall be computed based on the three Fiscal Quarter period then ended times four thirds (4/3), a Consolidated Project Yield of not less than the minimum percentage set forth opposite such period:

PERIOD	MINIMUM FACILITY YIELD
From June 30, 2011 to March 31, 2012	8.50%
From June 30, 2012 to June 30, 2014	9.00%
From September 30, 2014 and thereafter	9.50%”

(c)    ARTICLE V of the Credit Agreement is hereby further amended by adding the following new Section 5.2:
“Section 5.2    Debt Service Coverage. Parent shall have, as of the last day of each Fiscal Quarter for the four Fiscal Quarter period then ended during each Fiscal Quarter annualized Debt Service Coverage Ratio equal to or greater than 1.10 to 1.00.”
2.    Consent and Release. Notwithstanding anything to the contrary in the Credit Agreement (including, without limitation, Section 8.4 of the Credit Agreement) or any other Loan Document, the Required Lenders hereby consent to the Citrus Heights Payoff and will provide a satisfaction and lien release upon receipt of payoff so long as (i) the Borrowers pay to the Administrative Agent $3,300,000 plus the pro rata portion of any other fee due with respect to such Citrus Heights Payoff and (ii) the Borrowers meet the conditions specified in clauses (c), (e) and (i) of Section 2.13 of the Credit Agreement with respect to the Citrus Heights Payoff.
3.    Representations and Warranties. The Borrowers each hereby represent and warrant in favor of the Administrative Agent and each Lender as follows:

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(a)    each of the Borrowers has the limited liability company power and authority (i) to enter into this Amendment and (ii) to do all other acts and things as are required or contemplated hereunder to be done, observed and performed by them;
(b)    this Amendment has been duly and validly executed and delivered by each Borrower, and this Amendment constitutes the legal, valid and binding obligations of such Borrower, enforceable against each such Borrower in accordance with its respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and general principles of equity;
(c)    the execution and delivery of this Amendment and the performance by the Borrowers under the Credit Agreement and the other Loan Documents to which each is a party, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrowers or any of their Subsidiaries which has not already been obtained, nor is in contravention of or in conflict with the articles of incorporation, certificates of formation, by-laws or limited liability company agreements of the Borrowers or any of their Subsidiaries, or any provision of any statute, judgment, order, material indenture, instrument, agreement or undertaking to which any Borrower or any of their Subsidiaries is a party or by which any of their respective assets or properties is or may become bound;
(d)    all of the representations and warranties of each Borrower made under the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, as if made on the date hereof (except to the extent previously fulfilled in accordance with the terms hereof and to the extent specifically relating to an earlier date, in which case they were true, correct and complete in all material respects on and of such earlier date); and
(e)    other than the Specified Event of Default, there does not exist, before or after giving effect to this Amendment, any Default under the Credit Agreement.
4.    Guarantor Acknowledgement.
(a)    Emeritus, as guarantor (the “Guarantor”) under each of the Limited Recourse Guaranty (as defined in the Credit Agreement) and the Limited Payment Guaranty (as defined in the Credit Agreement, together with the Limited Recourse Guaranty, the “Guarantees”), hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment. Guarantor hereby confirms that (i) the Limited Recourse Guaranty will continue to guarantee to the fullest extent possible in accordance with such Limited Recourse Guaranty, the payment and performance of all of the “Guaranteed Obligations” (as such term is defined in the Limited Recourse Guaranty) and (ii) the Limited Payment Guaranty will continue to guarantee to the fullest extent possible in accordance with such Limited Payment Guaranty, the payment and performance of all of the “Obligations” (as such term is defined in the Limited Payment Guaranty) and each of the Guarantees will remain in full force and effect until the earlier of such time as (a) the Obligations and the Guaranteed Obligations (as applicable) shall have been paid in cash or in such other manner as otherwise agreed by the Administrative Agent or performed in full and none of the Lenders shall be under any further obligation to make any additional loans and other extensions

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of credit to the Borrowers under the Credit Agreement or (b) the Guarantor shall have satisfied all of its obligations set forth in such Guaranty.
(b)    Guarantor acknowledges and agrees that the Guaranty shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Guarantor represents and warrants that all representations and warranties contained in the Credit Agreement, this Amendment and the other Loan Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.
(c)    Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of Guarantor to any future amendments to the Credit Agreement.
5.    Conditions to Effectiveness. This Amendment shall be effective as of the Effective Date upon the satisfaction of each of the following conditions precedent:
(a)    all of the representations and warranties of the Borrowers and Guarantor under Sections 3 and 4 hereof being true and correct in all material respect as of the date hereof; and
(b)    receipt by the Administrative Agent of counterparts of this Amendment, duly executed, completed and delivered by the Lenders, the Administrative Agent, the Borrowers and Guarantor.
6.    Reimbursement of Expenses. The Borrowers hereby agree that they shall reimburse the Administrative Agent on demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.
7.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
8.    Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted

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by applicable law, each Borrower hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
9.    Counterparts. This Amendment may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or e-mail image shall be effective as delivery of a manually executed counterpart of this Amendment.
10.    Effect of this Amendment. Except as specifically set forth in this Amendment, no other amendments, changes, modifications, consents or waivers to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. The consent agreed to herein shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent or the Lenders at variance with the Credit Agreement such as to require further notice by the Administrative Agent or the Lenders to require strict compliance with the terms of the Credit Agreement in the future. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.
11.    Entire Agreement. The Credit Agreement and this Amendment embody the entire agreement between the parties hereto relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.
BORROWERS:

BREA EMERITUS LLC, a Delaware limited liability company

By:    Emeritus Corporation, a Washington
    corporation, its Sole Member

By:	/s/ Eric Mendelsohn
Eric Mendelsohn, Senior Vice President Corporate Development

[EMERITUS ( BREA) – THIRD AMENDMENT TO
SECOND A&R CREDIT AGREEMENT]
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BREA EAST MESA LLC
BREA PEORIA LLC
BREA SUN CITY WEST LLC
BREA TUCSON LLC
BREA BREA LLC
BREA CITRUS HEIGHTS LLC
BREA WHITTIER LLC
BREA DENVER LLC
BREA BOYNTON BEACH LLC
BREA SARASOTA LLC
BREA DUNEDIN LLC
BREA PALMER RANCH LLC
BREA DECATUR LLC
BREA ATLANTA GARDENS LLC
BREA ATLANTA COURT LLC
BREA SMYRNA LLC
BREA OVERLAND PARK LLC
BREA CHARLOTTE LLC
BREA WAYNE LLC
BREA EMERSON LLC
BREA WEST ORANGE LLC
BREA RENO LLC
BREA ROANOKE LLC,
each a Delaware limited liability company

By:    Brea Emeritus LLC, a Delaware
    limited company, its sole member

By:	Emeritus Corporation, a Washington corporation, its Manager

By:    /s/ Eric Mendelsohn
Eric Mendelsohn, Senior Vice     President Corporate Development

[EMERITUS ( BREA) – THIRD AMENDMENT TO
SECOND A&R CREDIT AGREEMENT]
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GUARANTOR:

EMERITUS CORPORATION, a Washington corporation

By:	/s/ Eric Mendelsohn
Eric Mendelsohn, Senior Vice President Corporate Development

[EMERITUS ( BREA) – THIRD AMENDMENT TO
SECOND A&R CREDIT AGREEMENT]
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ADMINISTRATIVE AGENT AND LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation

By:    /s/ David Harper
Name:    David Harper
Title:    Its Duly Authorized Signatory

[EMERITUS ( BREA) – THIRD AMENDMENT TO
SECOND A&R CREDIT AGREEMENT]
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LENDER:

MGEC HOLDINGS, LTD. F/K/A FIFTEENTH INVESTMENT SPONSOR LIMITED

By:    /s/ David Harper
Name:    David Harper
Title:    Its Duly Authorized Signatory

[EMERITUS ( BREA) – THIRD AMENDMENT TO
SECOND A&R CREDIT AGREEMENT]
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LENDER:

SYNOVUS BANK, a Georgia State Banking Corporation (f/k/a Columbus Bank and Trust Company)

By:    /s/ Peter Skavla
Name:    Peter Skavla
Title:     Managing Director

[EMERITUS ( BREA) – THIRD AMENDMENT TO
SECOND A&R CREDIT AGREEMENT]
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LENDER:

CIT BANK

By:    /s/ Peter Skavla
Name:    Peter Skavla
Title:     Managing Director

[EMERITUS ( BREA) – THIRD AMENDMENT TO
SECOND A&R CREDIT AGREEMENT]
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